Exhibit 99.1

iPower Inc. Announces Closing on Underwriters’ Overallotment Option

in Connection with Initial Public Offering

DUARTE, Calif., May 21, 2021 – iPower Inc. (Nasdaq: IPW) (“iPower”), one of the leading online hydroponic equipment suppliers and retailers in the United States, today announced that it has completed the sale of an additional 504,000 shares of common stock at the public offering price of $5.00 per share pursuant to the exercise in full of the overallotment option granted to the underwriters in connection with iPower’s recently completed initial public offering (“IPO”) at which it sold a total of 3,360,000 shares at $5.00 per share.

As a result of the underwriters’ exercise of the overallotment option, iPower received an additional $2.52 million in gross proceeds, adding to the initial $16.80 million in gross proceeds received from the IPO, for total gross proceeds of $19.32 million before deducting underwriting discounts and other related expenses.

Proceeds from the offering will be used to expand iPower’s current ecommerce platform, purchase inventory (including capitalizing on the ability to make bulk purchases), operations (including improving analytics and expanding our online sale platform), research and development, enhancing iPower’s intellectual property portfolio, acquiring complimentary businesses, and general corporate purposes.

The offering was conducted on a firm commitment basis. D.A. Davidson & Co., Roth Capital Partners, LLC, and US Tiger Securities, Inc. acted as the underwriters for the offering. Michelman & Robinson, LLP acted as counsel to iPower, and Orrick, Herrington & Sutcliffe LLP acted as counsel to the underwriters in connection with the offering.

A registration statement on Form S-1 relating to the IPO was filed with the Securities and Exchange Commission (“SEC”) (File Number: 333-252629) and was declared effective by the SEC on May 11, 2021. The offering was made only by means of a prospectus, forming a part of the registration statement. Copies of the final prospectus relating to the offering may be obtained from D.A. Davidson & Co., by email at ProspectusRequest@dadco.com, by calling (800) 332-5915 or standard mail to D.A. Davidson & Co, Attention: Syndicate Department, 8 Third Street North, Great Falls, MT 59401 USA. In addition, a copy of the prospectus relating to the Offering may be obtained via the SEC's website at www.sec.gov.

Before you invest, you should read the prospectus and other documents iPower has filed or will file with the SEC for more complete information about iPower and the offering. This press release does not constitute an offer to sell, or the solicitation of an offer to buy any of iPower’s securities, nor shall there be any offer, solicitation or sale of any of iPower’s securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such state or jurisdiction.

About iPower Inc.

iPower Inc. is one of the leading online retailers and suppliers of hydroponics equipment and accessories in the United States. iPower offers thousands of stock keeping units from its in-house brands as well as hundreds of other brands through its website, www.zenhydro.com, and its online platform partners all of which are fulfilled from its two fulfillment centers in southern California. iPower has a diverse customer base that includes commercial businesses and individuals. For more information, visit iPower’s website at https://ir.meetipower.com/.

Forward-Looking Statements

All statements other than statements of historical fact in this announcement are forward-looking statements. These forward-looking statements involve known and unknown risks and uncertainties and are based on current expectations and projections about future events and financial trends that iPower believes may affect its financial condition, results of operations, business strategy and financial needs. Investors can identify these forward-looking statements by words or phrases such as "may," "will," "expect," "anticipate," "aim," "estimate," "intend," "plan," "believe," "potential," "continue," "is/are likely to" or other similar expressions. iPower undertakes no obligation to update forward-looking statements to reflect subsequent occurring events or circumstances, or changes in its expectations, except as may be required by law. Although iPower believes that the expectations expressed in these forward-looking statements are reasonable, it cannot assure you that such expectations will turn out to be correct, and iPower cautions investors that actual results may differ materially from the anticipated results and encourages investors to review other factors that may affect its future results in iPower’s registration statement and in its other filings with the SEC.

For more information, please contact:

Sherry Zheng

Weitian Group LLC

Phone: 718-213-7386

Email: shunyu.zheng@weitian-ir.com